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                               [LORAL LETTERHEAD]                   Exhibit 99.1

     600 Third Avenue
   New York, NY 10016

FOR IMMEDIATE RELEASE                                                       NEWS

                                                        Contact: Jeanette Clonan
                                                                 John McCarthy
                                                                 (212) 697-1105

                            LORAL REPORTS RESULTS FOR
                         THIRD QUARTER, NINE MONTHS 2003

NEW YORK - NOVEMBER 14, 2003 - Loral Space & Communications (OTCBB: LRLSQ) today filed its quarterly report on Form 10-Q with the Securities and Exchange Commission in which it reported financial results for the periods ended September 30, 2003.

Results for the third quarter and nine months continue to reflect the negative impact of the economic downturn on the space industry and Loral's business units. After the close of the third quarter, however, Space Systems/Loral (SS/L), Loral's satellite manufacturing unit, received orders for a total of three new satellites: two from DIRECTV, Inc. and one from PanAmSat with an option for an additional spacecraft. DIRECTV and PanAmSat have made a $25 million advance payment to Loral on each of their satellite orders, for an aggregate advance of $75 million. As a result, SS/L has received a total of four orders for new satellites so far this year (including an earlier order from Intelsat that includes an advance payment of $100 million at closing of the sale), a restart order from WildBlue Corporation and an order from Boeing NASA Systems for critical batteries and power systems for the International Space Station.

In the fixed satellite services (FSS) business, industry-wide pricing pressure and decreased sales volume negatively affected the company's results for the period. Pricing in all regions seems to have stabilized, however, and the contract renewal rate remains at the 80 percent level.

On July 15, 2003, Loral reached an agreement to sell its North American telecommunications satellites to Intelsat Ltd. In October, the U.S. Bankruptcy Court for the Southern District of New York approved the agreement to purchase the assets for up to $1.1 billion. Pending satisfaction of customary closing conditions, including approval by the Federal Communications Commission, the transaction between Loral and Intelsat is expected to close within the next three months.

Loral's plans for the expansion of its international FSS fleet (post-Intelsat sale) remain on track. Estrela do Sul 1, serving Brazil and the Americas, is scheduled to be launched in the first quarter of 2004 and Telstar 18, offering services to a large portion of Asia, is set to launch in the second quarter of 2004, bringing the total number of satellites in the international fleet to five.


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Also on July 15, 2003, Loral and certain of its subsidiaries filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code. Loral intends to reorganize around its international satellite fleet and its manufacturing businesses and is in the process now of preparing its formal plan of reorganization.

CONSOLIDATED RESULTS FOR THE THIRD QUARTER OF 2003 COMPARED TO 2002

A reconciliation of all non-GAAP measures discussed in this news release is included in the financial tables attached to this release.

For the three months ended September 30, 2003, revenues as reported were $47 million, compared with $211 million for the same period in 2002. The decline in sales this period was the result of several factors: a one-time reversal of $83 million in sales on the Telstar 18/APSTAR V project that was converted to a lease arrangement; the near completion of satellites in backlog at SS/L; an absence of satellite orders through the third quarter; and a $21 million year-over-year reduction in FSS sales for the period.

Loral reported an Adjusted EBITDA loss of $25 million (see note accompanying table at end of release), compared to EBITDA of $31 million in the third quarter of 2002.

Loral's net loss applicable to common shareholders was $128 million, or $2.90 per share for the period versus a net loss of $57 million or $1.53 per share. Basic and diluted weighted average shares were 44 million and 37 million for the periods ended September 30, 2003 and 2002, respectively.

Loral ended the quarter with $103 million in cash. Net cash provided by operating activities in the first nine months of 2003 was $95 million.

BUSINESS SEGMENT RESULTS FOR THE THIRD QUARTER OF 2003 COMPARED TO 2002

Continued pricing and volume softness in transponder leasing and network services resulted in FSS revenues declining to $73 million for the period versus $93 million last year. FSS Adjusted EBITDA was $30 million for the period, compared with $49 million. Depreciation and amortization in the third quarter was $36 million, compared with $38 million in the quarter last year. As a result, the FSS operating loss was $6 million, compared with operating income in last year's third quarter of $11 million.

Sales at Space Systems/Loral before eliminations decreased to $99 million in the third quarter versus $208 million a year earlier, primarily due to satellite construction programs nearing completion.

SS/L's Adjusted EBITDA for the third quarter was a loss of $30 million, compared with EBITDA of $7 million in the third quarter of 2002. Depreciation and amortization in the quarter was $7 million, compared with $8 million in the year ago quarter. As a result, SS/L had an operating loss of $37 million in the third quarter, compared to an operating loss of $1 million in the year ago quarter.


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Further details on the company's financial results for the third quarter and first nine months of 2003 are available in Loral's 10-Q statement available via the company's web site at www.loral.com.

Loral Space & Communications is a satellite communications company. It owns and operates a global fleet of telecommunications satellites used by television and cable networks to broadcast video entertainment programming, and by communications service providers, resellers corporate and government customers for broadband data transmission, Internet services and other value-added communications services. Loral is also a world-class leader in the design and manufacture of satellites and satellite systems for commercial and government applications including direct-to-home television, broadband communications, wireless telephony, weather monitoring and air traffic management.

                                      # # #

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, Loral Space & Communications Ltd. or its representatives have made or may make forward-looking statements, orally or in writing, which may be included in, but are not limited to, various filings made by the company with the Securities and Exchange Commission, press releases or oral statements made with the approval of an authorized executive officer of the company. Actual results could differ materially from those projected or suggested in any forward-looking statements as a result of a wide variety of factors and conditions. These factors include those related to the filing, on July 15, 2003 by Loral and certain of its subsidiaries, of voluntary petitions for reorganization under Chapter 11 of Title 11 of the United States Code in the United States District Court for the Southern District of New York and parallel insolvency proceedings in the Supreme Court of Bermuda in which certain partners of KPMG were appointed as joint provisional liquidators. Additional factors and conditions are also described in the section of the company's annual report on Form 10-K for the fiscal year ended December 31, 2002, entitled "Certain Factors That May Affect Future Results," and the company's other filings with the Securities and Exchange Commission. The reader is specifically referred to these documents.


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            LORAL SPACE & COMMUNICATIONS LTD., A DEBTOR-IN-POSSESSION
                          REVENUES AND ADJUSTED EBITDA
                                  (IN MILLIONS)
                                   (UNAUDITED)


REVENUES:


                                              THREE MONTHS ENDED          NINE MONTHS ENDED
                                                 SEPTEMBER 30,              SEPTEMBER 30,
                                            ----------------------      ----------------------
                                              2003          2002          2003          2002
                                            --------      --------      --------      --------
Fixed satellite services .............      $   72.7      $   93.2      $  230.8      $  306.7
Satellite manufacturing and technology          99.1         207.9         311.7         700.5
                                            --------      --------      --------      --------
Segment revenues .....................         171.8         301.1         542.5       1,007.2
Eliminations (1) .....................        (124.5)        (90.1)       (154.3)       (171.7)
                                            --------      --------      --------      --------
Revenues as reported .................      $   47.3      $  211.0      $  388.2      $  835.5
                                            ========      ========      ========      ========


ADJUSTED EBITDA(2):


                                                        THREE MONTHS ENDED          NINE MONTHS ENDED
                                                           SEPTEMBER 30,               SEPTEMBER 30,
                                                      ----------------------      ----------------------
                                                        2003          2002          2003          2002
                                                      --------      --------      --------      --------
                                                                 AS RESTATED (4)             AS RESTATED (4)
Adjusted EBITDA(2):
Fixed satellite services .......................      $   29.7      $   49.4      $  116.4      $  176.5
Satellite manufacturing and technology (3) .....         (30.3)          7.1        (131.3)         27.6
Corporate expenses .............................          (9.9)         (8.7)        (28.9)        (26.2)
                                                      --------      --------      --------      --------
Segment Adjusted EBITDA before eliminations ....         (10.5)         47.8         (43.8)        177.9
Eliminations (1) ...............................         (14.8)        (17.2)        (22.1)        (28.7)
                                                      --------      --------      --------      --------
Adjusted EBITDA ................................         (25.3)         30.6         (65.9)        149.2

Depreciation and amortization ..................         (43.2)        (46.4)       (132.4)       (141.6)
Reorganization expenses due to bankruptcy ......          (8.8)           --          (8.8)           --
                                                      --------      --------      --------      --------
Operating (loss) income ........................         (77.3)        (15.8)       (207.1)          7.6
Interest and investment income .................           0.7           1.1          11.5          10.9
Interest expense ...............................          (9.9)        (19.5)        (45.7)        (56.5)
Gain on investment .............................            --            --          17.9            --
Income tax (provision) benefit .................          (0.7)          7.7          (4.5)         (1.9)
Equity in net losses of affiliates, net of taxes         (38.8)        (22.0)        (55.6)        (51.1)
Minority interest, net of taxes ................           0.1          (0.2)          0.1          (0.1)
Cumulative effect of change in accounting
  principle, net of taxes ......................          (2.0)           --          (2.0)       (876.5)
Extraordinary gain on acquisition of minority
  interest, net of taxes .......................            --            --          13.6            --
                                                      --------      --------      --------      --------
Net loss .......................................        (127.9)        (48.7)       (271.8)       (967.6)
Preferred dividends ............................            --          (8.6)         (6.8)        (67.4)
                                                      --------      --------      --------      --------
Net loss applicable to common shareholders .....      $ (127.9)     $  (57.3)     $ (278.6)     $(1,035.0)
                                                      ========      ========      ========      ========

--------

(1) Represents the elimination of intercompany sales and intercompany Adjusted EBITDA, primarily for satellites under construction by SS/L for wholly-owned subsidiaries and the reversal of sales of $83 million and profits of $10 million on a satellite program that was changed to a lease arrangement in the third quarter of 2003.

(2) The common definition of EBITDA is "Earnings Before Interest, Taxes, Depreciation and Amortization." The Company defines "Adjusted EBITDA" as EBITDA before amortization of stock compensation; reorganization expenses due to bankruptcy; gain on investment; equity in net losses of affiliates, net of tax; minority interest, net of tax; cumulative effect of change in accounting principle, net of tax, and extraordinary gain on acquisition of minority interest, net of tax. Adjusted EBITDA should be used in conjunction with GAAP financial measures and is not presented as an alternative to cash flow from operations as a measure of the Company's liquidity or as an alternative to net income as an indicator of the Company's operating performance.

      The Company believes the use of Adjusted EBITDA along with GAAP financial measures enhances the understanding of the Company's operating results and is useful to investors in comparing performance with competitors, estimating enterprise value and making investment decisions. Adjusted EBITDA allows investors to compare operating results of competitors exclusive of depreciation and amortization, net losses of affiliates and minority interest, a useful tool given the significant variation that can result from the timing of capital expenditures, the amount of intangible assets recorded, the differences in assets' lives, the timing and amount of investments, and effects of investments not managed by the Company. Adjusted EBITDA as used here may not be comparable to similarly titled measures reported by other companies. The Company also uses Adjusted EBITDA to evaluate operating performance, to allocate resources and capital, to measure performance for incentive compensation programs, and to evaluate future growth opportunities. See the above table for reconciliations of Adjusted EBITDA to net loss.

(3) Satellite manufacturing and technology Adjusted EBITDA for the three and nine months ended September 30, 2003 includes provisions for inventory obsolescence of $11 million and the write-off of long-term receivables from an affiliate of $9 million. Satellite manufacturing and technology Adjusted EBITDA for the nine months ended September 30, 2003 includes: (i) a charge of $24 million due to cancellation of a deposit on a launch vehicle contract; (ii) provisions for inventory obsolescence of $35 million due to the absence of new satellite awards until October 2003;
      (iii) a charge of $13 million on the settlement of all outstanding issues with Alcatel including a contract dispute that was in arbitration; (iv) a loss of $11 million on the acceleration of receipt of long-term receivables and (v) a charge of $10 million on SS/L-provided vendor financing receivables to a customer in exchange for the customer's common stock. During the nine months ended September 30, 2003, Loral realized gains of $18 million on the sale of 59 million shares of such stock. The gains on the sale of stock are not recognized in Adjusted EBITDA. As of June 30, 2003, Loral had sold all of its shares of Sirius common stock.

      Satellite manufacturing and technology Adjusted EBITDA for the three and nine months ended September 30, 2002 includes provisions for inventory obsolescence of $2 million and $14 million, respectively, due to the absence of new satellite awards and an $11 million valuation allowance recorded in connection with an agreement reached with a customer to convert vendor financing receivables into the customer's equity. Satellite manufacturing and technology Adjusted EBITDA for the nine months ended September 30, 2002 includes $13 million of income from a recovery of a claim from a vendor.

(4) Prior to the first quarter of 2003, management evaluated the financial performance of the satellite manufacturing and technology segment in accordance with accounting principles applicable to government contracts, whereby all costs incurred, including general and administrative expenses ("G&A"), were allocated to programs. G&A can be capitalized on government contracts, in accordance with the AICPA Audit and Accounting Guide, Audits of Federal Government Contractors; however, U.S. generally accepted accounting principles require that G&A on non-government contracts be expensed in the period incurred. The required adjustment to conform to U.S. generally accepted accounting principles for commercial contracts and self-constructed assets was reflected in consolidation eliminations. Subsequent to the filing of the Company's September 30, 2002 Form 10-Q, the Company determined that it had miscalculated this adjustment in its eliminations and has restated its reported results for the second and third quarters of 2002 to reflect the correct amounts. See Note 4 to Loral's Form 10-Q for the quarter ended September 30, 2003.